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                                                                    Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated October 24, 2000, in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Charlotte Russe Holding, Inc. expected to be filed on or about February 16, 2001.

                                             /s/ ERNST & YOUNG LLP

                                                 Ernst & Young LLP

San Diego, California
February 16, 2001